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                                                                    EXHIBIT 99.1

                          CERTIFICATE OF AMENDMENT OF

                           THE AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                            THE METZLER GROUP, INC.


It is hereby certified that:

          1.  The name of the corporation (the "Corporation") is

                            The Metzler Group, Inc.


          2. The Amended and Restated Certificate of Incorporation, as amended (the "Certificate") of the Corporation is hereby amended by striking out the text of Article One thereof and by substituting in lieu of said text the following new text:

          The name of the corporation (the "Corporation") is:

                           Navigant Consulting, Inc.


          3. The amendment of the Certificate herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          The effective time of the amendment herein certified shall be immediately upon filing or as soon thereafter as possible.



     Signed on July 15, 1999


                                    /s/ Robert P. Maher, President
                                    ------------------------------
                                    Robert P. Maher, President